EXHIBIT 99.1

NEWS RELEASE

TSX: SCY

October 22, 2022

NR 22-08

www.scandiummining.com

Scandium International Mining Presented at 1st International Scandium Symposium October 20th, 2022

Reno, Nevada – October 22, 2022 – Scandium International Mining Corp. (TSX: SCY) (the “Company”) is pleased to announce that interim CEO Peter Evensen presented at the 1st International Scandium Symposium on October 20th, 2022, on the Nyngan Scandium Project and its potential role in the developing market for scandium.

The presentation and prepared remarks are posted on the Company’s website.

For further information, please contact:

Harry de Jonge, Controller

Tel: 702-703-0178

Peter Evensen, President and CEO

Tel: 775-355-9500

Email: info@scandiummining.com